Exhibit 99.1

Enterprise GP Holdings L.P.
P.O. Box 4323
Houston, TX  77210
(713) 381-6812

Enterprise GP Holdings Reports First Quarter 2008 Results

Houston, Texas (Monday, May 12, 2008) – Enterprise GP Holdings L.P., (NYSE: EPE) today announced its consolidated and parent-only financial results (described later in this news release) for the three months ended March 31, 2008.  Enterprise GP Holdings, the Parent Company, reported record distributable cash flow of $56 million for the first quarter of 2008.  Distributable cash flow for the first quarter of 2008 provided 1.1 times coverage of the $0.425 per unit distribution with respect to the first quarter of 2008 which was paid on May 8, 2008.  This distribution rate represents a 16 percent increase from the $0.365 per unit paid with respect to the first quarter of 2007. Distributable cash flow is a non-generally accepted accounting principle (“non-GAAP”) financial measure that is defined and reconciled later in this press release to its most directly comparable generally accepted accounting principle (“GAAP”) measure, which is net cash flow provided by operating activities.

Enterprise GP Holdings will receive $76 million of total cash distributions from its investments with respect to the first quarter of 2008.  These distributions are comprised of $42 million from Enterprise Products Partners L.P. and $17 million from TEPPCO Partners, L.P., both of which were received on May 7, and $17 million from Energy Transfer Equity, L.P. (scheduled to be received on May 19).  This represents a 46 percent increase from the $52 million in distributions the Parent Company received with respect to the first quarter of 2007.  The quarter-to-quarter increase in cash distributions received by the Parent Company is primarily due to the acquisition of partnership interests in Energy Transfer Equity during the second quarter of 2007.

Enterprise GP Holdings reported consolidated net income for the first quarter of 2008 of $47 million, or $0.38 per unit on a fully diluted basis, compared to $53 million, or $0.52 per unit on a fully diluted basis, for the first quarter of 2007.  The decrease in consolidated net income is primarily due to an increase in interest expense attributable to borrowings associated with the acquisition of partnership interests in Energy Transfer Equity relative to the increase in equity income recorded from this investment.

“We’re off to a strong start in 2008, reporting record distributable cash flow for the quarter,” said Dr. Ralph S. Cunningham, president and chief executive officer of Enterprise GP Holdings.  “The increasing general partner and limited partner distributions that we received from Enterprise Products, TEPPCO and Energy Transfer Equity have allowed us to increase the cash distributions to our partners for the 10th consecutive quarter, or every quarter since our IPO in August 2005.  We expect our investment in these underlying partnerships to provide us with consistent, long-term cash flow growth anchored by their respective business opportunities in providing midstream energy infrastructure services.”

 Basis of Presentation of Financial Information

Our Investment in Enterprise Products Partners business segment reflects the consolidated operations of Enterprise Products Partners and its general partner.  Our Investment in TEPPCO business segment reflects the consolidated operations of TEPPCO and its general partner.  The Investment in TEPPCO segment represents the historical operations of TEPPCO and its general partner that were under common control with the Parent Company prior to its acquisition of these interests on May 7, 2007.  We control Enterprise Products Partners and TEPPCO through our ownership of their respective general partners.  Our Investment in Energy Transfer Equity business segment reflects our non-controlling interests in Energy Transfer Equity and its general partner accounted for under the equity method of accounting.  We evaluate segment performance based on operating income.

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and various other accounting standard-setting organizations, our general purpose financial statements reflect the consolidation of the financial statements of businesses that we control through the ownership of general partner interests (e.g., Enterprise Products Partners and TEPPCO).  Our general purpose consolidated financial statements present those investments in which we do not have a controlling interest as unconsolidated affiliates (e.g., Energy Transfer Equity and its general partner).   To the extent that Enterprise Products Partners and TEPPCO reflect investments in unconsolidated affiliates in their respective consolidated financial statements, such investments will also be reflected as such in our general purpose financial statements unless subsequently consolidated by us due to common control considerations (e.g., Jonah Gas Gathering Company).  Also, minority interest presented in our financial statements reflects third-party and related party ownership of our consolidated subsidiaries, which include the third-party and related party unitholders of Enterprise Products Partners, TEPPCO and Duncan Energy Partners.  Unless noted otherwise, our discussions and analysis in this press release are presented from the perspective of our consolidated businesses and operations.

In order for the unitholders of Enterprise GP Holdings and others to more fully understand the Parent Company’s business activities and financial statements on a standalone basis, our press release includes information devoted exclusively to the Parent Company apart from that of our consolidated Partnership.  A key difference between the non-consolidated Parent Company financial information and those of our consolidated Partnership is that the Parent Company views each of its investments (i.e., Enterprise Products Partners, TEPPCO and Energy Transfer Equity) as unconsolidated affiliates and records its share of the net income of each as equity earnings.  In accordance with GAAP, we eliminate such equity earnings in the preparation of our consolidated Partnership financial statements.

Use of Non-GAAP Financial Measures

The press release and accompanying schedules include the non-GAAP financial measure of distributable cash flow.  Exhibit C provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with GAAP.  Distributable cash flow should not be considered an alternative to GAAP financial measures such as net income, net cash flow provided by operating activities or any other GAAP measure of liquidity or financial performance.  We define distributable cash flow as follows:

▪
Cash distributions expected to be received from the Parent Company’s investments in limited and general partner interests (including related incentive distribution rights, if any, held by these general partners); less the sum of,

▪	Parent Company general and administrative costs on a standalone basis; and

▪	the general and administrative costs, on a standalone basis, of the general partners of Enterprise Products Partners and TEPPCO.

Distributable cash flow is a significant liquidity metric used by senior management to compare net cash flow generated by the Parent Company’s investments to the cash distributions the Parent Company is expected to pay its partners.  Using this metric, senior management can quickly compute the coverage ratio of estimated cash flow to planned cash distributions.

Distributable cash flow is an important non-GAAP financial measure for the Parent Company’s unitholders since it indicates to investors whether or not the Parent Company’s investments are generating cash flow at a level that can sustain or support an increase in quarterly cash distribution levels.  Financial metrics such as distributable cash flow are quantitative standards used by the investment community because the value of a partnership unit is in part measured by its yield (which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder).

Company Information and Forward-Looking Statements

Enterprise GP Holdings L.P. is one of the largest publicly traded GP partnerships with an enterprise value of more than $5 billion.  It owns the general partner and certian limited partner interests in Enterprise Products Partners L.P. and TEPPCO Partners, L.P. as well as certain non-controlling general partner and limited partner interests in Energy Transfer Equity, L.P.  For more information on Enterprise GP Holdings L.P., visit its website at www.enterprisegp.com.

This press release contains various forward-looking statements and information that are based on Enterprise GP Holdings’ beliefs and those of its general partner, as well as assumptions made by and information currently available to Enterprise GP Holdings.  When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the plans and objectives of Enterprise GP Holdings, Enterprise Products Partners, TEPPCO, Energy Transfer Equity or Energy Transfer Partners (the “Related Companies”) for future operations, are intended to identify forward-looking statements.  Although Enterprise GP Holdings and its general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither Enterprise GP Holdings nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Enterprise GP Holdings’ actual results may vary materially from those it anticipated, estimated, projected or expected.  Among the key risk factors that may have a direct bearing on the Related Companies, and in turn, Enterprise GP Holdings’ results of operations and financial condition are:

▪	fluctuations in oil, natural gas and natural gas liquid prices and production due to weather and other natural and economic forces;

▪	the effects of the Related Companies debt level on its future financial and operating flexibility;

▪	a reduction in demand for the Related Companies products by the petrochemical, refining, heating or other industries;

▪	a decline in the volumes delivered by the Related Companies’ facilities;

▪	the failure of any of the Related Companies’ credit risk management efforts to adequately protect it against customer non-payment;

▪	terrorist attacks aimed at the Related Companies’ facilities; and

▪	the failure to successfully integrate the Related Companies’ operations with companies, if any, that they may acquire in the future.

Enterprise GP Holdings has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts: Randy Burkhalter, Investor Relations (713) 381-6812/Toll-Free (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635

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Exhibit A
Enterprise GP Holdings L.P. – Parent Company
Distributable Cash Flow, Summary Income Statements and Selected Balance Sheet Data– UNAUDITED
For the Three Months Ended March 31, 2008 and 2007
(Amounts in thousands)

The following table presents distributable cash flow, summarized income statement data and selected balance sheet information for the Parent Company with respect to the periods shown and at the dates indicated.

	For the Three Months
	Ended March 31,
	2008	2007
Cash distributions from investees: (1)
Enterprise Products Partners and EPGP:
From 13,454,498 common units of
Enterprise Products Partners	$6,828	$6,391
From 2% general partner interest	4,514	4,197
From general partner IDRs	30,916	26,310
TEPPCO and TEPPCO GP:
From 4,400,000 common units of TEPPCO	3,124	3,014
From 2% general partner interest	1,374	1,255
From general partner IDRs	12,163	10,815
Energy Transfer Equity and LE GP:
From 38,976,090 common units of
Energy Transfer Equity	17,149	--
From 34.9% member interest in LE GP	106	--
Total cash distributions from investees	76,174	51,982
Expenses:
Parent company expenses, excluding
non-cash amortization and other costs	(20,426)	(3,344)
EPGP expenses	(4)	(87)
TEPPCO GP expenses	(32)	(106)
Total expenses	(20,462)	(3,537)
Distributable cash flow	$55,712	$48,445
Distributions by Parent Company:
To limited partners:
EPCO and affiliates	$39,017	$28,142
Public	13,340	4,300
To general partner	5	3
To former owners of TEPPCO GP	--	15,084
Total cash distributions	$52,362	$47,529
Summary income statement data:
Equity earnings in investees (2)	$66,669	$56,889
General and administrative costs	2,181	899
Operating income	64,488	55,990
Interest expense, net	(17,939)	(2,537)
Net income	$46,549	$53,453
Selected balance sheet data:
Debt principal outstanding at end of period (3)	$1,088,000	$154,000

(1)  Represents cash distributions received or, in the case of the most recent quarter, declared and expected to be received with respect to such quarter. With respect to cash distributions from investees for the first quarter of 2008, we received the distributions shown for Enterprise Products Partners, TEPPCO and their respective general partners on May 7, 2008. We expect to receive the declared distribution from Energy Transfer Equity and its general partner on May 19, 2008.
(2)  Represents the Parent Company’s share of net income of Enterprise Products Partners, TEPPCO, Energy Transfer Equity and their respective general partners.
(3)  Debt increased between periods in connection with financing our acquisition of equity interests in Energy Transfer Equity and its general partner in May 2007.

Exhibit B
Enterprise GP Holdings L.P.
Condensed Statements of Consolidated Operations – UNAUDITED
For the Three Months Ended March 31, 2008 and 2007
(Amounts in thousands, except per unit amounts)

Since the Parent Company owns the general partner of Enterprise Products Partners and TEPPCO, our general purpose condensed consolidated financial statements include the financial results of Enterprise Products Partners, EPGP, TEPPCO and TEPPCO GP.  The earnings of Enterprise Products Partners, EPGP, TEPPCO and TEPPCO GP that are allocated to limited and general partner interests not owned by the Parent Company are reflected as minority interest expense in our condensed statements of consolidated operations.  On a consolidated basis, we have classified our operations into three business segments:  Investment in Enterprise Products Partners, Investment in TEPPCO and Investment in Energy Transfer Equity.  The following table summarizes our financial information by business segment:

	For the Three Months
	Ended March 31,
	2008	2007
Revenues:
Investment in Enterprise Products Partners	$5,684,535	$3,322,854
Investment in TEPPCO	2,866,754	2,035,152
Eliminations	(44,931)	(17,731)
Total revenues	8,506,358	5,340,275
Costs and expenses:
Investment in Enterprise Products Partners	5,332,399	3,141,196
Investment in TEPPCO	2,753,921	1,931,606
Other, non-segment including Parent Company	(39,747)	(8,859)
Total costs and expenses	8,046,573	5,063,943
Equity earnings (loss):
Investment in Enterprise Products Partners (1)	8,923	5,222
Investment in TEPPCO (1)	(1,132)	301
Investment in Energy Transfer Equity (2)	12,033	--
Total equity earnings	19,824	5,523
Operating income:
Investment in Enterprise Products Partners	361,059	186,880
Investment in TEPPCO	111,701	103,847
Investment in Energy Transfer Equity	12,033	--
Other, non-segment including Parent Company	(5,184)	(8,872)
Total operating income	479,609	281,855
Interest expense	(148,525)	(88,125)
Provision for income taxes	(4,476)	(8,804)
Other income, net	1,485	62,417
Income before minority interest	328,093	247,343
Minority interest (3)	(281,544)	(193,890)
Net income	$46,549	$53,453
Allocation of net income to:
Limited partners	$46,545	$53,448
General partner	$4	$5
Earnings per Unit, basic and fully diluted:
Net income per Unit	$0.38	$0.52
Average LP Units outstanding (000s) (4)	123,192	103,057

(1)  Represents equity earnings from third-party unconsolidated affiliates as recorded by Enterprise Products Partners and TEPPCO.
(2)  Represents the Parent Company’s share of the net income of Energy Transfer Equity and its general partner. The Parent Company’s investment in Energy Transfer Equity and its general partner is accounted for using the equity method.
(3)  Primarily represents earnings of Enterprise Products Partners, Duncan Energy Partners and TEPPCO that are allocated to their respective limited partner interests not owned by the Parent Company.
(4)  The Parent Company’s 16,000,000 Class C units are non-participating securities; thus, they are excluded from our earnings per Unit computations.

Exhibit C

Enterprise GP Holdings L.P. – Parent Company
Non-GAAP Reconciliations – UNAUDITED
For the Three Months Ended March 31, 2008 and 2007
(Amounts in thousands)

The following table presents the reconciliation of the Parent Company’s non-GAAP distributable cash flow to GAAP net cash flow provided by operating activities.

	For the Three Months
	Ended March 31,
	2008	2007
Distributable Cash Flow (Exhibit A)	$55,712	$48,445
Adjustments to derive net cash flow provided by
operating activities (add or subtract as indicated
by sign of number):
Distributions to be received from investees
with respect to period indicated (Exhibit A) (1)	(76,174)	(51,982)
Distributions received from investees
during period (2)	76,011	48,349
Expenses of EPGP and TEPPCO GP	36	193
Net effect of changes in operating accounts	(4,445)	1,783
Net cash flow provided by operating activities	$51,140	$46,788

(1)  Represents cash distributions collected subsequent to the end of each reporting period.
(2)  Represents cash distributions received during each reporting period. Amount presented for the first quarter of 2008 includes $21.6 million from Energy Transfer Equity and its general partner, which reflected a four-month distribution.